Exhibit 16.1





March 27, 1997



Securities and Exchange Commission
Washington, D.C. 20549


Ladies and Gentlemen:

We have read Kinetic Concepts, Inc. statements included under Item 9 of its 1996 annual report on Form 10-K for the year ended December 31, 996, and we agree with such statements, except that we are not in a position to agree or disagree with Kinetic Concepts, Inc.'s statements in paragraph one other than the date we were notified of our termination or any of the statements in paragraph four.


                                   Very truly yours,

                                   /s/ KPMG PEAT MARWICK LLP
                                   -------------------------
                                   KPMG Peat Marwick LLP